Exhibit 32
CERTIFICATION

We, Ronald W. Kaplan, President and Chief Executive Officer, and J. L. Dickinson, Vice President and Chief Financial Officer, of Continental Global Group, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ronald W. Kaplan                        /s/ J. L. Dickinson
----------------------------------          -----------------------------------
Ronald W. Kaplan, President and             J. L. Dickinson, Vice President and
   Chief Executive Officer                      Chief Financial Officer

Dated:  November 14, 2006


This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Continental Global Group, Inc. for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Continental Global Group, Inc. specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.